EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We have issued our report dated June 27, 2017 with respect to the financial statements and supplemental schedule included in the Annual Report of the Rockwell Collins Retirement Savings Plan on Form 11-K for the year ended December 31, 2016, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned report in this Registration Statement.

/s/ Grant Thornton LLP

Kansas City, Missouri
February 1, 2018